Exhibit 99.1

Investor Contacts:

Marisa Jacobs

Express, Inc.

Vice President Investor Relations

(614) 474-4465

Allison Malkin

ICR, Inc.

(203) 682-8225

Media Contact:

Debbie Miller/Meghan Gavigan

Sard Verbinnen & Co

(312) 895-4700

FOR IMMEDIATE RELEASE

Express, Inc. Confirms Receipt of Letter from Sycamore Partners

Establishes Special Committee of the Board; Adopts Stockholder Rights Plan

Columbus, Ohio, June 12, 2014 – Express, Inc. (NYSE: EXPR) confirmed today that it has received a letter from Sycamore Partners, which owns approximately 9.9% of Express’ outstanding shares, indicating that Sycamore Partners is interested in acquiring the Company.

The Company also announced that it has established a Special Committee of the Board to determine a course of action it believes is in the best interest of all stockholders. In addition, Perella Weinberg Partners LP and Sullivan & Cromwell LLP have been engaged to serve as advisors to the Company and the Special Committee.

The Company also has adopted a Stockholder Rights Plan (the “Rights Plan”), which is intended to ensure all stockholders realize the long-term value of their investment in the Company and protect them from unfair or coercive takeover attempts. The Rights Plan is intended to provide the Board with sufficient time to consider any and all alternatives to an offer and does not prevent the Board from considering or accepting an offer, if the Board believes such action is fair, advisable and in the best interests of its stockholders.

Under the Plan, one right will be distributed for each share of Express common stock outstanding at the close of business on June 23, 2014. If any person or group acquires 10% or more of the voting power of the Company’s outstanding common stock without the approval of the Board of Directors, there would be a triggering event causing significant dilution in the voting power of such person or group. Existing 10% or greater stockholders are grandfathered to the extent of their June 12, 2014 ownership levels. The Rights Plan, which is similar to the rights plans of many other public companies, will continue in effect until June 12, 2015, unless ratified by a majority vote of the Company’s stockholders (in which case the Rights Plan will expire on June 12, 2017) or unless earlier redeemed or terminated by Express, as provided in the Rights Plan.

About Express, Inc.

Express is a specialty apparel and accessories retailer of women’s and men’s merchandise, targeting the 20 to 30 year old customer. The Company has over 30 years of experience offering a distinct combination of fashion and quality for multiple lifestyle occasions at an attractive value addressing fashion needs across work, casual, jeanswear, and going-out occasions. The Company currently operates more than 600 retail and factory outlet stores, located primarily in high-traffic shopping malls, lifestyle centers, and street locations across the United States, Canada and Puerto Rico. Express merchandise is also available at franchise stores in the Middle East and Latin America. The Company also markets and sells its products through the Company’s e-commerce website, www.express.com.

Forward-Looking Statements:

Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact, including but not limited to statements regarding the future effect of the Rights Plan or any current or future proposal. These forward-looking statements are made as of the date they were first issued and are based on current expectations. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Express’s control. Express expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Express, as well as Express’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Express’s most recent Annual Report on Form 10K and any subsequent Quarterly Reports on Form 10Q. Copies of Express’s press releases and additional information about Express are available at www.express.com or you can contact the Express Investor Relations Department by calling 1-888-423-2421 or emailing IR@Express.com.